                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated February 10, 2000 included in this Annual Report on Form 10-K into the following American States Water Company and Southern California Water Company registration statements:



 Registration Form   Registration No.     Effective Date
       S - 8         33-71226             November 4, 1993
       S - 3         333-68201            December 16, 1998
       S - 3         333-68299            December 22, 1998
       S - 3         333-88979            October 26, 1999



It should be noted that we have performed no audit procedures subsequent to February 10, 2000, the date of our report, except with respect to Note 14 as to which the date is March 10, 2000. Furthermore, we have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 1999.



Los Angeles, California
March 20, 2000